



                                                                                                               EXHIBIT 11.1
                                                                                                              (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                            Three Months             Six Months
                                                                           Ended June 30,          Ended June 30,
                                                                       ------------------------------------------------
                                                                          1997        1996        1997         1996
                                                                       ----------- ----------- ------------ -----------
PRIMARY:

Income (loss) from continuing operations...............................$    7.7    $    (1.7)  $    11.6    $    (4.4)
Income from discontinued operations....................................   ---            6.2       ---            9.4
                                                                       ----------- ----------- ------------ -----------


Income before extraordinary items......................................     7.7          4.5        11.6          5.0
    Less:  Accretion of Preferred Stock................................    (0.4)        (1.9)       (0.8)        (3.8)
                                                                       ----------- ----------- ------------ -----------

Income before extraordinary items applicable to common stock...........     7.3          2.6        10.8          1.2
    Extraordinary loss on retirement of debt...........................    (2.6)       ---          (2.6)       ---
                                                                       ----------- ----------- ------------ -----------

Net income (loss) applicable to common stock...........................$    4.7    $     2.6   $     8.2    $     1.2
                                                                       =========== =========== ============ ===========


Weighted average shares outstanding during the period..................    13.6         10.7        13.4         10.7
Assumed exercise of warrants...........................................     0.4          3.0         0.5          1.5
Assumed exercise of stock options......................................     0.8          0.5         0.7          0.2
Assumed exercise of equity rights......................................     0.4        ---           0.3        ---
                                                                       ----------- ----------- ------------ -----------

Primary shares outstanding.............................................    15.2         14.2        14.9         12.4
                                                                       =========== =========== ============ ===========


Primary income (loss) per common share
    Income (loss) from continuing operations...........................$   0.48    $   (0.26)  $    0.72    $  (0.66)
    Income from discontinued operations................................  ---            0.44      ---           0.76
                                                                       ----------- ----------- ------------ -----------

    Income before extraordinary items..................................    0.48         0.18        0.72        0.10
       Extraordinary loss on retirement of debt........................   (0.17)      ---          (0.17)     ---
                                                                       ----------- ----------- ------------ -----------

    Net income.........................................................$   0.31    $    0.18   $    0.55    $   0.10
                                                                       =========== =========== ============ ===========


                                                                                                               EXHIBIT 11.1
                                                                                                              (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                                            Three Months             Six Months
                                                                           Ended June 30,          Ended June 30,
                                                                       ----------------------- ------------------------
                                                                          1997        1996        1997         1996
                                                                       ----------- ----------- ------------ -----------
FULLY DILUTED:

Income (loss) from continuing operations...............................$    7.7    $    (1.7)  $    11.6    $    (4.4)
Income from discontinued operations....................................   ---            6.2       ---            9.4
                                                                       ----------- ----------- ------------ -----------

Income before extraordinary items......................................     7.7          4.5        11.6          5.0
     Less:  Accretion of Preferred Stock...............................    (0.4)        (1.9)       (0.8)        (3.8)
                                                                       ----------- ----------- ------------ -----------

Income before extraordinary items applicable to common stock...........     7.3          2.6        10.8          1.2
     Extraordinary loss on retirement of debt..........................    (2.6)       ---          (2.6)       ---
                                                                       ----------- ----------- ------------ -----------

Income (loss) applicable to common stock...............................     4.7          2.6         8.2          1.2
Add:  Accretion of Preferred Stock assumed converted
   at beginning of period..............................................  --- (a)      --- (a)     --- (a)     --- (a)
                                                                       ----------- ----------- ------------ -----------

Net income (loss) applicable to common stock...........................$    4.7    $     2.6   $     8.2    $     1.2
                                                                       =========== =========== ============ ===========


Weighted average shares outstanding during the period..................    13.6         10.7        13.4         10.7
Assumed exercise of warrants...........................................     0.4          3.0         0.5          1.5
Assumed conversion of Preferred Stock..................................  --- (a)      --- (a)     --- (a)     --- (a)
Assumed exercise of stock options......................................     0.8          0.5         0.8          0.2
Assumed exercise of equity rights......................................     0.4        ---           0.3        ---
                                                                       ----------- ----------- ------------ -----------

Fully diluted shares outstanding.......................................    15.2         14.2        15.0         12.4
                                                                       =========== =========== ============ ===========


Fully diluted income (loss) per common share
     Income (loss) from continuing operations..........................$   0.48    $   (0.26)  $    0.72    $  (0.66)
     Income from discontinued operations...............................  ---            0.44      ---           0.76
                                                                       ----------- ----------- ------------ -----------

     Income before extraordinary items.................................    0.48         0.18        0.72        0.10
       Extraordinary loss on retirement of debt........................   (0.17)      ---          (0.17)     ---
                                                                       ----------- ----------- ------------ -----------

     Net income........................................................$   0.31    $    0.18   $    0.55    $   0.10
                                                                       =========== =========== ============ ===========

            (a) Excluded from the computation because the effect is anti-dilutive.